Exhibit 4.1

$2,000,000,000

AMENDMENT NO. 2

dated as of May 7, 2007

to the Five-Year Credit Agreement

dated as of May 20, 2004

among

Marathon Oil Corporation

The Co-Agents and Other Lenders Party Hereto

Bank of America, N.A.,
as Syndication Agent

Citibank, N.A. and
Morgan Stanley Bank,
as Documentation Agents,

and

JPMorgan Chase Bank, N.A.,
as Administrative Agent

AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

AMENDMENT dated as of May 7, 2007 to the Five-Year Credit Agreement dated as of May 20, 2004 (as heretofore amended, the “Credit Agreement”) among MARATHON OIL CORPORATION (the “Borrower”), the CO-AGENTS and other LENDERS (the “Lenders”) party hereto, BANK OF AMERICA, N.A., as Syndication Agent, CITIBANK, N.A. and MORGAN STANLEY BANK, as Documentation Agents and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower has requested an extension of the term of the Credit Agreement pursuant to Section 2.19 of the Credit Agreement; and

WHEREAS, the parties desire to memorialize such extension through this Amendment rather than through the documentary procedures set out in Section 2.19 of the Credit Agreement; and

WHEREAS, the parties hereto desire to amend Section 2.16(b) of the Credit Agreement as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

Section 2.  Amendment.  Section 2.16(b) of the Credit Agreement is amended by changing the amount specified therein from $2,500,000,000 to $3,000,000,000.

Section 3.  Extension of Termination Date.    The Termination Date is extended for a period of one-year to May 4, 2012, with respect to each Lender executing and delivering a counterpart hereof.

Section 4.  Representations of Borrower.  The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Event of Default will have occurred and be continuing on such date.

Section 5.  Effect of Amendments.  Except as expressly set forth herein, the amendments contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

Section 6.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 8. Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to satisfaction of the following conditions:

(a)           the Administrative Agent shall have received from the Borrower and from Lenders comprising the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and

(b)           the Administrative Agent shall have received an opinion of the General Counsel or Assistant General Counsel of the Borrower dated as of the Amendment Effective Date, in form and substance satisfactory to the Administrative Agent.

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MARATHON OIL CORPORATION

By:	/s/ P.C. Reinbolt
	Name:	P.C. Reinbolt
	Title:	VP Finance & Treasurer

Administrative Agent

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Lender

By:	/s/ Kevin J. Utsey
	Name:	Kevin J. Utsey
	Title:	Vice President

Syndication Agent

BANK OF AMERICA, N.A., as Syndication Agent and as Lender

By:	/s/ Ronald E. McKaig
	Name:	Ronald E. McKaig
	Title:	Senior Vice President

Documentation Agent

MORGAN STANLEY BANK, as a Documentation Agent and as Lender

By:	/s/ Daniel Twenge
	Name:	Daniel Twenge
	Title:	Authorized Signatory

CITIBANK, N.A., as a Documentation Agent and as Lender

By:	/s/ Amy Pincu
	Name:	Amy Pincu
	Title:	Attorney-in-Fact

Lenders

ABN AMRO BANK N.V.

By:	/s/ Sheldon Stoughton
	Name:	Sheldon Stoughton
	Title:	Managing Director

By:	/s/ Joshua Wolf
	Name:	Joshua Wolf
	Title:	Director

BNP PARIBAS

By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Vice President

By:	/s/ Robert Long
	Name:	Robert Long
	Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Kelton Glasscock
	Name:	Kelton Glasscock
	Title:	Vice President & Manager

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Marcus Tarkington
	Name:	Marcus Tarkington
	Title:	Director

By:	/s/ Rainer Meier
	Name:	Rainer Meier
	Title:	Vice President

LEHMAN BROTHERS BANK, FSB

By:	/s/ Janine M. Shugan
	Name:	Janine M. Shugan
	Title:	Authorized Signatory

NATIONAL CITY BANK

By:	/s/ Thomas E. Redmond
	Name:	Thomas E. Redmond
	Title:	Senior Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ Andrew Ostrov
	Name:	Andrew Ostrov
	Title:	Director

SOCIETE GENERALE

By:	/s/ Kevin C. Joyce
	Name:	Kevin C. Joyce
	Title:	Vice President

FIFTH THIRD BANK

By:	/s/ Mike Mondenav
	Name:	Mike Mondenav
	Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ John-Paul Marotta
	Name:	John-Paul Marotta
	Title:	Managing Director

COMERICA BANK

By:	/s/ Chuck Johnson
	Name:	Chuck Johnson
	Title:	Vice President

CREDIT SUISSE, Cayman Islands Branch, formerly known as CREDIT SUISSE FIRST BOSTON

By:	/s/ David Dodd
	Name:	David Dodd
	Title:	Vice President

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Associate

DNB NOR BANK ASA

By:	/s/ Erlend Bryn
	Name:	Erlend Bryn
	Title:	Vice President

By:	/s/ Barbara Gronquist
	Name:	Barbara Gronquist
	Title:	Senior Vice President

MIZUHO CORPORATE BANK, LTD.

By:	/s/ L. Mo
	Name:	L. Mo
	Title:	Senior Vice President

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Lucy Walker
	Name:	Lucy Walker
	Title:	Vice President

STANDARD CHARTERED BANK

By:	/s/ Michael Gouvion
	Name:	Michael Gouvion
	Title:	Director

By:	/s/ Robert K. Reddington
	Name:	Robert K. Reddington
	Title:	AVP Credit Documentation Credit Risk Control

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ William M. Ginn
	Name:	William M. Ginn
	Title:	General Manager

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Allison Newman
	Name:	Allison Newman
	Title:	Vice President

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation)

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Assistant Vice-President

US BANK, N.A.

By:	/s/ Frances W. Josephic
	Name:	Frances W. Josephic
	Title:	Vice President

BAYERISCHE LANDESBANK, acting through its Cayman Islands Branch

By:	/s/ Nikolai von Mengden
	Name:	Nikolai von Menden
	Title:	Senior Vice President

By:	/s/ Donna M. Quilty
	Name:	Donna M. Quilty
	Title:	Vice President

RIYAD BANK

By:	/s/ William B. Shepard
	Name:	William B. Shepard
	Title:	General Manager

By:	/s/ Paul N. Travis
	Name:	Paul N. Travis
	Title:	Vice President & Head of Corporate Finance

BANCO BILBAO VIZCAYA ARGENTARIA

By:	/s/ Emilio de las Heras
	Name:	Emilio de las Heras
	Title:	Head of New York

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ W. Bryan Chapman
	Name:	W. Bryan Chapman
	Title:	Senior Vice President

ARAB BANKING CORPORATION

By:	/s/ Thomas Cahalane
	Name:	Thomas Cahalane
	Title:	Asst. GM/Admin

By:	/s/ Rami El Rifai
	Name:	Rami El Rifai
	Title:	Vice President